UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2009, Mannatech, Incorporated (“Mannatech”) entered into an employment agreement with Randy S. Bancino (the “Agreement”), pursuant to which Mannatech hired Mr. Bancino to serve as its Senior Vice President – Global Business Operations, effective March 2, 2009. Mr. Bancino shall report directly to the Chief Executive Officer of the Company (the “CEO”) and shall perform such other services, duties and responsibilities commensurate with Mr. Bancino’s position as may from time to time be assigned to Mr. Bancino by the CEO or the Board of Directors of the Company (the “Board”).

After 15 years with one of the largest global companies in the direct selling industry, Mr. Bancino founded a training and consulting firm, Profitable Growth Partners, LLC., in 2006 that served clients ranging in size from small internet start-ups to Fortune 100 companies. Bancino also served as a college professor, general manager, chief information officer, and vice president of sales and marketing, working with various companies around the globe to drive strategic business growth. Neither Mr. Bancino nor any member of his immediate family is a party, directly or indirectly, to any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Agreement provides for Mr. Bancino‘s employment as Senior Vice President – Global Business Operations for a term of two years, unless terminated earlier. Thereafter, the Agreement will renew for successive one (1) year terms, unless terminated by either party thereto. Under the Agreement, Mr. Bancino will receive an annual base salary of $290,000 and will be eligible to participate in Mannatech’s annual executive bonus program and executive vehicle leasing program as well as all employee benefits offered to Mannatech’s employees. The Agreement provides that upon Mr. Bancino’s termination, including if Mannatech terminates Mr. Bancino with cause or due to death or disability or if Mr. Bancino resigns without good reason, Mr. Bancino is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) any annual or other bonus, or any portion thereof, earned and not yet paid through the termination date, (iii) all reimbursable expenses due but not yet paid through the termination date, and (iv) all earned or vested benefits under his employment agreement for a period of one year following the last date of his employment. If Mannatech terminates Mr. Bancino without cause, or Mr. Bancino resigns for good reason, Mannatech will also be obligated to pay Mr. Bancino his base salary through the end of his initial two year term or twelve months from Mr. Bancino’s last date of employment, whichever is later.

Under the Agreement, a termination for cause means (A) Mannatech has determined that Mr. Bancino has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the Agreement, (B) Mr. Bancino’s violation of any provision or obligation under the Agreement, (C) Mr. Bancino’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to Mannatech, or (D) any other act or omission of Mr. Bancino involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses the Company. However, if Mannatech gives notice of termination for cause due to a determination that Mr. Bancino has neglected, failed, or refused to render services or to perform any other of her duties or obligations under the Agreement or due to Mr. Bancino’s violation of any provision or obligation of the Agreement, Mr. Bancino will have 60 days from the date of such notice to cure the actions causing Mannatech to seek such termination. If Mr. Bancino cures such actions within the 60-day period and Mannatech proceeds with the termination, the termination will be deemed to be without cause.

The Agreement defines a resignation for good reason as (A) any denial of compensation due and owing to Mr. Bancino under the Agreement, (B) any requirement that Mr. Bancino be based anywhere other than Dallas County, Texas, except for travel incident to Mannatech’s business, (C) Mannatech’s demotion of Mr. Bancino in title or pay, or its removal of a material portion of Mr. Bancino’s significant duties or responsibilities without Mr. Bancino’s consent, or (D) Mannatech’s material breach of the Agreement. However, in the event Mr. Bancino gives notice of his intent to resign for good reason, Mannatech will have 60 days from the date of such notice to cure the reasons giving rise to such resignation. If the reasons giving rise to the resignation are cured within the 60-day period and Mr. Bancino proceeds with the resignation, the resignation will be deemed to be without good reason.

In connection with Mr. Bancino’s employment, Mannatech’s Board of Directors has approved an award of stock options to purchase 30,000 shares of the Company’s common stock at an exercise price of $2.79 per share, granted to Mr. Bancino on March 2, 2009.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Bancino is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	Employment Agreement, effective March 2, 2009, by and between Mannatech, Incorporated and Randy S. Bancino.
99.1*	Press release dated March 6, 2009 entitled “Mannatech Names New SVP of Global Business Operations.”

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: March 6, 2009	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Employment Agreement, effective March 2, 2009, by and between Mannatech, Incorporated and Randy S. Bancino.
99.1*	Press release dated March 6, 2009 entitled “Mannatech Names New SVP of Global Business Operations.”

*Filed herewith.